UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 13, 2006

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Matters

On October 13, 2006, MarkWest Hydrocarbon, Inc. (the “Registrant”)  completed the purchase from James G. Ivey, the Registrant’s retired Chief Financial Officer, of a 0.5% Class B Membership Interest in the Registrant’s subsidiary, MarkWest Energy GP, LLC (the “General Partner”).  The General Partner is the general partner of MarkWest Energy Partners, L.P.

The purchase was effected pursuant to the Registrant’s exercise of a mandatory purchase right pursuant to Section 13.3 of the General Partner’s Amended and Restated Limited Liability Company Agreement that was triggered as a result of the departure of Mr. Ivey from the Registrant.

The completion of the purchased interest increased the Registrant’s ownership interest in the General Partner to 89.7% from 89.2%.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: October 17, 2006	By:	/s/ NANCY K. BUESE
Nancy K.Buese
Acting Chief Financial Officer